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                                                                   EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-4 for the registration of 500,000 shares of the Company's $2.50 par value common stock, in connection with the merger agreement between SouthTrust Corporation and First Columbus Community Bank & Trust Company) of our report dated February 4, 1994 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in or made a part of this Registration Statement.


                                                       /s/ Arthur Andersen & Co.

Birmingham, Alabama
May 31, 1994